EXHIBIT 2.17

FLORIDA DEPARTMENT OF STATE

Division of Corporations

June 11, 2021

FLORIDA FILING & SEARCH SERVICES, INC.

,

Re: Document Number P14000049791

The Articles of Amendment to the Articles of Incorporation of BREWBILT MANUFACTURING INC., a Florida corporation, were filed on June 10, 2021.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Yasemin Y Sulker

Regulatory Specialist III

Division of Corporations	Letter Number: 621A00012947

Account number: FCA000000015	Amount charged: 35.00

www.sunbiz.org

Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

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COVER LETTER

TO:	Amendment Section Division of Corporations

NAME OF CORPORATION:	BrewBilt Manufacturing

DOCUMENT NUMBER:	P14000049791

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jonathan Leinwand
Name of Contact Person

Jonathan D. Leinwand, P.A.
Firm/ Company

18305 Biscayne Blvd., Suite 200
Address

Aventura, FL 33160
City/ State and Zip Code

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Jonathan Leinwand	at	(954)	903-7856
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☑ $35 Filing Fee	❑ $43.75 Filing Fee & Certificate of Status	❑ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	❑ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations The Centre of Tallahassee 2415 N. Monroe Street, Suite 810 Tallahassee, FL 32303

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BREWBILT MANUFACTURING INC.

Articles of Amendment

Pursuant to the provisions of Section 607.1006 of the Florida Statutes, BrewBilt Manufacturing Inc., a Florida corporation, adopts the following amendment to its Articles of Incorporation:

1.                 The name of the corporation whose Articles of Incorporation are being amended by these Articles of Amendment is BrewBilt Manufacturing Inc. a Florida corporation.

2.                 After the filing and effectiveness pursuant to the Florida Business Corporations Act of these Articles of Amendment to the Articles of Incorporation of the Corporation, (the "Effective Time"), Article IV shall be amended as follows:

“The number of shares of Common Stock the Company is authorized to issue is 25,000,000,000 (Twenty-Five Billion).”

3.                 The amendment to the Articles of Incorporation of BrewBilt Inc., a Florida corporation, set forth in paragraph 2 above was duly adopted by the Board of Directors of the corporation as of June 9, 2021. The amendment was duly adopted by a majority in interest of the holders the Company's Common Stock. The number of votes cast for the amendment by the shareholders was sufficient for approval.

In witness whereof, the corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment on June 9, 2021.

BREWBILT MANUFACTURING INC.

By:        /s/ Jef Lewis

              Jef Lewis

              Chief Executive Officer

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